UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 29, 2012

PARLUX FRAGRANCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-15491	22-2562955
(Commission File Number)	(IRS Employer Identification No.)

5900 N. Andrews Avenue, Suite 500, Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

954-316-9008
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Parlux Fragrances, Inc. (the “Company”) for the fiscal year ended March 31, 2011 was held on Thursday, February 29, 2012.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such matter.

Proposal 1.    Election of five directors to serve for a term expiring at the Company’s annual meeting for the fiscal year ending March 31, 2012:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Total

Frederick E. Purches	6,082,738	119,381	0	12,071,064	18,273,183
Anthony D’Agostino	5,945,140	256,979	0	12,071,064	18,273,183
Esther Egozi Choukroun	6,050,437	151,682	0	12,071,064	18,273,183
Glenn H. Gopman	6,083,104	119,015	0	12,071,064	18,273,183
Robert Mitzman	6,083,238	118,881	0	12,071,064	18,273,183

Proposal 2.    Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Total

17,204,891	149,865	918,427	0	18,273,183

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

March 1, 2012	By:	/s/ Raymond J. Balsys
Raymond J. Balsys,
Senior Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

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